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                                                                    EXHIBIT 99.1

                                                           FOR IMMEDIATE RELEASE
                                                    Contact: M.J. "Jekka" Ashman
                                                                    901.523.3525

                           FEDERAL RESERVE APPROVES
                                NCBC-CCB MERGER

MEMPHIS, Tennessee (June 19, 2000) - National Commerce Bancorporation (Nasdaq:NCBC), headquartered in Memphis, Tennessee, announced that earlier today it received approval from the Board of Governors of the Federal Reserve System to acquire through merger CCB Financial Corporation (NYSE:CCB), Durham, North Carolina, and its principal banking subsidiary, Central Carolina Bank and Trust.

NCBC Chairman Thomas M. Garrott and CCB Chairman Ernest C. Roessler stated that in addition to receiving approval from the Federal Reserve, Institutional Shareholder Services (ISS) earlier today endorsed the proposed combination of NCBC and CCB and stated that, "Based on the fairness opinion provided to CCB by its financial adviser [J.P. Morgan Securities, Inc.], the potential strategic synergies and the 'merger of equals' structure of the transaction, we believe the merger agreement warrants shareholder support." ISS is the nation's leading independent institutional stockholder advisory firm.

Garrott and Roessler stated they were pleased with the Federal Reserve's timely approval of the merger application as well as the recommendation by ISS in support of the transaction to institutional shareholders. Both Garrott and Roessler stated that the combination of NCBC and CCB is a win-win scenario for shareholders of both companies and expressed confidence that the transaction would be approved by both NCBC and CCB shareholders on June 29 and that the merger would be consummated by mid-July.

FORWARD-LOOKING STATEMENTS
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This presentation contains certain statements regarding National Commerce
Bancorporation ("NCBC") and CCB Financial ("CCB") following the completion of the merger of equals discussed herein, including strategies, plans and objectives, as well as estimates and statements based on underlying estimates of future financial condition, performance and operating efficiencies on a pro forma basis and cost savings and revenue enhancements and accretion to reported earnings that will be realized from the merger.

                                    -more-


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These statements and estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. A variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements.

Neither NCBC nor CCB assumes any obligation to update these forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to, risks and uncertainties related to the consummation of the merger, including the realization of expected cost savings from the merger; realization of the level of revenues following the merger; integration costs or difficulties, competition from both financial and non-financial institutions; changes in interest rates, deposit flows, loan demand and real estate values; changes in legislation or regulation; changes in accounting principles, policies or guidelines; the timing and occurrence (or non-occurrence) of transactions and events that may be subject to circumstances beyond the control of NCBC or CCB; and other economic, competitive, governmental, regulatory and technological factors affecting NCBC or CCB specifically or the banking industry or economy generally.

You are urged to read the Joint Proxy Statement/Prospectus of NCBC or CCB, together with all documents incorporated therein by reference. These documents contain important information and may be referenced free of charge at the SEC's web site http://www.sec.gov or obtained from either NCBC or CCB by contacting Kathryn L. Shelton, assistant treasurer, National Commerce Bancorporation, One Commerce Square, Memphis, Tennessee 38103, 901.523.3242.

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